UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2017
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Alpha and Omega Semiconductor Limited
(Exact name of registrant as specified in its charter)
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Bermuda	001-34717	77-0553536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
(Address of principal registered offices, including zip code)

(408) 830-9742
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective as of January 10, 2017 (the “Effective Date”), Chongqing Alpha and Omega Semiconductor Limited (the “JV Company”), a subsidiary of Alpha and Omega Semiconductor Limited (the “Company”), entered into an Engineering, Procurement and Construction Contract (the “EPC Contract”) with The IT Electronics Eleventh Design & Research Institute Scientific and Technological Engineering Corporation Limited (the “Contractor”). The EPC Contract was executed in connection with the Company’s previously announced joint venture (the “Joint Venture”) with certain investment funds affiliated with municipalities of Chongqing, China. Pursuant to the EPC Contract, the Contractor agrees to act as the primary contractor responsible for the design, procurement, construction, and commissioning for the construction of a power semiconductor packaging/testing and wafer fabrication facility in the Liangjiang New Area of Chongqing in accordance with the terms of the Joint Venture agreements.

Under the EPC Contract, the Contractor’s obligations include, but are not limited to: (i) the development of conceptual design, initial design, construction drawing design and optimization, and submission of such designs to the JV Company for examination and confirmation; and (ii) the construction of the assembly and wafer fabrication facilities and related procurement services, including the selection and engagement of subcontractors, in accordance with a construction schedule agreed upon by the parties.

The total price payable by the JV Company under the EPC Contract is RMB 540,000,000, or $77,996,360 based on the currency exchange rate between RMB and U.S. Dollars on the Effective Date, which consists of $2,820,154 (RMB 19,525,052) of design fees (“Design Fees”) and $75,176,206 (RMB 520,474,948) of construction and procurement fees (including compliance with safety and aesthetic requirements) (“Construction Fees”). The Design Fees and Construction Fees will be paid by the Company pursuant to a payment schedule based on the progress of the construction and the achievements of specified milestones.

The EPC Contract contains customary representations, warranties and covenants by both parties. In addition, both the JV Company and the Contractor may, under certain specified circumstances, file claims against the other parties for failures to perform their obligations.

The JV Company is entitled to terminate the EPC Contract by providing a 15-day notice if certain events occur, including the following: (i) the Contractor fails to comply with specified performance guarantee or correct certain errors notified by the JV Company; (ii) the Contractor fails to comply with subcontracting terms; (iii) a defect in quality occurs and the Contractor fails to remedy such defects; (iv) failure of the project to pass required tests; (v) bankruptcy or liquidation of the Contractor; and (vi) other material breach by the Contractor of the EPC Contract. In addition, the Contractor is entitled to terminate the EPC Contract by providing a 15-day notice if certain events occur, including the following: (i) the JV Company delays payment for 45 days or more, or the JV Company fails to notify resumption of work within 180 day after the Contractor requests for resumption of work; and (ii) bankruptcy or liquidation of the JV Company.

The foregoing description is a summary and qualified in its entirety by the EPC Contract, a copy of which the Company intends to file as an exhibit to its next periodic report to be filed with the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2017	Alpha and Omega Semiconductor Limited
	By:	/s/ Yifan Liang
	Name:	Yifan Liang
	Title:	Chief Financial Officer and Corporate Secretary